EXHIBIT 5
March 19, 1998


Board of Directors
Blue River Bancshares, Inc.
P.O. Box 927
Shelbyville, IN  46176

     RE:   Issuance of Shares of Common Stock of Blue River Bancshares, Inc.

Ladies and Gentlemen:

    We have represented Blue River Bancshares, Inc. (the "Company") as special counsel in connection with the preparation and filing of a Registration Statement on Form SB-2 (the "Registration Statement") with the Securities and Exchange Commission for the purpose of registering, under the Securities Act of 1933, as amended, up to 1,437,500 shares of the Company's common stock, no par value (the "Shares").

    The Shares will be sold and issued in accordance with the Registration Statement.

    In connection with this opinion, we have reviewed (i) the Registration Statement, (ii) the form of Underwriting Agreement which is filed as an exhibit to the Registration Statement, (iii) the Company's Articles of Incorporation and By-Laws, and (iv) such other records, documents, instruments and information as we have in our judgment deemed relevant. In our review, we have assumed the following: (i) the authenticity of original documents and the genuineness of all signatures, (ii) the conformity to the originals of all documents submitted to us as copies, and (iii) the truth, accuracy and completeness of the records, documents, instruments, certificates and information which we have reviewed. We have also assumed that the Registration Statement, and any applicable amendments thereto (including post-effective amendments), will have become effective under the Securities Act of 1933, as amended.

    Based upon the foregoing, and subject to the exceptions, qualifications and limitations stated herein, we are of the opinion that the Shares are duly authorized and, if and when the Shares are sold and issued in accordance with the Registration Statement and when the full consideration specified in the Registration Statement has been received, will be validly issued, fully paid and nonassessable.

    This opinion is limited to the matters stated herein, and no opinion is to be implied or may be inferred beyond the matters expressly stated. This opinion is addressed to you and is solely for your use in connection with the Registration Statement, and we assume no professional responsibility to any other party whatsoever. Accordingly, the opinion expressed herein is not to be relied upon, utilized or quoted by or delivered or disclosed to, in whole or in part, any other person, corporation, entity or governmental authority without, in each instance, the prior written consent of this firm.

Board of Directors
Blue River Bancshares, Inc.
March 19, 1998
Page 2



    We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the reference made to us in the Registration Statement and in the Prospectus under the caption "Legal Matters." In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                                      Very truly yours,



                                      /s/ KRIEG DeVAULT ALEXANDER & CAPEHART
                                      --------------------------------------
                                      KRIEG DeVAULT ALEXANDER & CAPEHART